Exhibit 1.1

ANBIO BIOTECHNOLOGY

UNDERWRITING AGREEMENT

[●], 2025

AC Sunshine Securities LLC.

200 E. Robinson Street, Suite 295 Orlando, FL 32801

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Anbio Biotechnology, a Cayman Islands exempted company limited by shares (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which AC Sunshine Securities LLC. is acting as the representative (in such capacity, the “Representative”) to issue and sell an aggregate of [●] Class A ordinary shares (“Class A Ordinary Shares”) par value US$0.0001 per share (“Firm Shares”). The Firm Shares purchased pursuant to this Agreement are herein referred to as the “Offered Securities.” The offering and sale of the Offered Securities contemplated by this Agreement are referred to herein as the “Offering.” All currency stated herein, unless otherwise stated, is in the United States of America ($) Dollars. All references to generally accepted accounting principles (“GAAP”) refer to such principles of GAAP as interpreted in the United States of America.

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company (and each Subsidiary (as defined in Section 1(r)) to the extent applicable) represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this Offering, as of the date hereof and as of the Closing Date (as defined below), if any:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[●]), which contains a form of the prospectus to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of the final prospectus relating to the Offered Securities included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [●], Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2025. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement, and any post-effective amendment to the Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(a)(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Offered Securities, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment to the Registration Statement , or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution,” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that has not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ purchase of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Offered Securities. The Offered Securities to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free and clear of all Liens (as defined in Section 1(r) hereof) imposed by the Company.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company, to its knowledge, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its shares. For purposes of this Agreement, the term “knowledge” or “known” or similar derivatives, shall mean the knowledge of the members of the board of directors and senior executive officers named in the Registration Statement, each preliminary prospectus and Disclosure Package after reasonable inquiry.

(m) Independent Accountant. YCM CPA Inc. (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, or in the case of unaudited interim financial statements, which are subject to normal year-end audit adjustments that are not expected to be material. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets, or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing as an exempted company limited by shares under the laws of the Cayman Islands and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association, or other entity that is not otherwise disclosed in the Disclosure Package.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Offered Securities conform, and when issued and delivered as provided in this Agreement, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Class A Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Class A Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights. No further approval or authorization of any shareholder, the board of directors, or others is required for the issuance and sale of the Offered Securities. Except as set forth in the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements, or other similar agreements with respect to the Company’s Class A Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its certificate of incorporation or memorandum and articles of association (as amended, restated, supplemented and/or otherwise modified from time to time) or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or memorandum and articles of association of the Company, as the same may be amended and restated from time to time, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) to its knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Offered Securities under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(r) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of jurisdiction of its formation including Australia, France, Hong Kong SAR, United States, United Kingdom, the British Virgin Islands, and the People’s Republic of China, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, to the Company’s knowledge, there are no legal, governmental, or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries, or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have, as the subject thereof, any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under Untied States or foreign federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or other securities or commodities regulator involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company owns, possesses, or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals, and trade secrets (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not, individually or in the aggregate, be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations, or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, except where the failure of have such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be excepted to result in a Material Adverse Change and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(v) Title to Properties. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company has good and marketable title to, or have valid rights to lease or otherwise use, all the properties and assets which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and/or its Subsidiaries. The real property, improvements, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company and/or its Subsidiaries.

(w) Tax Law Compliance. The Company and its Subsidiaries have each filed all necessary income tax returns or have timely and properly filed requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them, in all material respects except where the failure to do so would not, individually or in the aggregate, reasonably be excepted to result in a Material Adverse Change. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Offered Securities and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Registration Statement, Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) FINRA Affiliation. No officer, director, or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member (as defined under FINRA rules). The Company will advise the Representative if it learns that any officer, director, or owner of 10% or more of the Company’s outstanding Class A Ordinary Shares is or becomes an affiliate or registered person of a Participating Member.

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus and the Pricing Prospectus.

(bb) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ff) Compliance with Anti-Corruption Laws. None of the Company, or any Subsidiary or any of their respective directors, officers, or employees, or, to the knowledge of the Company, any affiliate, agent or representatives of the Company or any Subsidiary, or other person acting on behalf of the Company and the Subsidiaries: (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of, as applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act (2010) and any other applicable anti-bribery or anti-corruption laws, rules or regulations; (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly to any foreign or domestic (a) government official, (b) government employee or employee of government-owned or controlled entity or of a public international organization, (c) any person acting in an official capacity for or on behalf of any of the foregoing, or (d) political party or official of any political party or any candidate for any political office, in each case in order to influence official action or secure an improper advantage; (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any bribe, rebate, pay-off, influence payment, kick-back or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of the offering of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and the Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with all applicable anti-corruption and anti-bribery laws. The Company and the Subsidiaries have instituted and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained herein;

(gg) Compliance with Sarbanes-Oxley Act of 2002. To the extent applicable, the Company has taken all necessary actions to ensure that it will be, on the Closing Date, in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh) Exchange Act Filing. A registration statement in respect of the Class A Ordinary Shares has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (including filings pursuant to the Exchange Act made publicly through the EDGAR system), which need not be audited, covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk) Valid Title. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, the Company has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options, and restrictions except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such entity; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms; and the Company does not own, operate, manage or have any other right or interest in any other material real property of any kind, except as described in the Registration Statement, Prospectus or the Disclosure Package.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Registration Statement, Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer, or withholding taxes or duties are payable in Australia, France, United Kingdom, the People’s Republic of China (the “PRC”), Hong Kong SAR, the British Virgin Islands or the Cayman Islands to any Australia, France, United Kingdom, the People’s Republic of China (the “PRC”), Hong Kong SAR, the British Virgin Islands or the Cayman Islands tax authority in connection with the issuance, sale, and delivery of the Offered Securities, and the delivery of the Offered Securities to or for the account of the Underwriters.

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(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $150,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements, and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(rr) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ss) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(uu) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(vv) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ww) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Offered Securities, and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(xx) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(yy) PFIC Status. Based on the past and projected composition of its income and assets, and the valuation of its assets, including goodwill, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(zz) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Class A Ordinary Shares may be paid by the Company to the holders in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(aaa) Validity of the Agreement. Each of this Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms (except as the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles); to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the ordinary course of proceedings) or that any stamp duty or similar tax in the Cayman Islands be paid on or in respect of this Agreement, or any other documents to be furnished hereunder (other than nominal stamp duty payable on the enforcement of any documents) save and except that Cayman Islands stamp duty may be payable if the original of any such document is executed in, or brought into, the Cayman Islands.

(bbb) Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

(ccc) No Immunity. None of the Company or any of their respective properties, assets or revenues has any right of immunity under Australia, British Virgin Islands, Cayman Islands, France, Hong Kong SAR, United Kingdom, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Australia, British Virgin Islands, Cayman Islands, France, Hong Kong SAR, United Kingdom, PRC, New York law or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(ddd) Enforceability of Judgment. Except as disclosed in the Registration Statement, the Pricing Prospectus, and the Prospectus under the caption “Enforceability of Civil Liabilities,” any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation provided that (a) such New York court had proper jurisdiction over the parties subject to such judgment; (b) such New York court did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(eee) Compliance with Sanctions Laws. None of the Company or any Subsidiary or any of their respective directors, officers, employees, or, to the knowledge of the Company, any affiliate, agent or representatives of or any person acting on behalf of the Company (i) is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are (such Persons referred to as “Sanctioned Persons”): (A) the subject or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”), the Directorate General of Public Finances or (“DGFIP”), other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in, or a national, governmental entity, or agent of, a country or territory that is, or whose government is, the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (including, currently, the Crimea region of Ukraine, Russian Federation, Burma/Myanmar, Sudan, Cuba, Iran, North Korea, and Syria); or (ii) is engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable Sanctions executive order. The Company represents and covenants that the Company will not knowingly, directly or indirectly, use the proceeds of the Offering to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that, for the past five years, the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions; other than with respect to the Underwriters, as to which the Company makes no representation, none of the issue and sale of the Offered Securities, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will result in a violation of any of the Sanctions.

(fff) Critical Accounting Policies. The statements set forth under the heading “Critical Accounting Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fully describes in all material respects of: (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fully describes: (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Subsidiaries on a consolidated basis. There are no outstanding guarantees or other contingent obligations of the Company or the Subsidiaries that could reasonably be expected to have a Material Adverse Change.

(ggg) Payment of Dividends. Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such Subsidiary’s shares or capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such Subsidiary from the Company or the other subsidiaries or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary.

SECTION 2. Firm Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of [●] Firm Shares at a purchase price (net of discounts)1 of $[●] per Class A Ordinary Share. The Underwriters agree to purchase from the Company the Firm Shares.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the second (2nd) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of the Representative’s counsel or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares are called the “Closing Date.” The closing of the payment of the purchase price is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full FAST transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares. A “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, State of New York, U.S.A., are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds’ transfer systems (including for wire transfers) are open for use by customers on such day.

(c) [RESERVED].

(d) [RESERVED].

(e) [RESERVED].

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Underwriters shall receive a seven point zero percent (7.0%) gross underwriting discount, with respect to any Offered Securities sold to investors in this Offering.

(g) [RESERVED].

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of Representative’s counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus, and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Registration Statement, Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus, and the Disclosure Package, and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the offering of the Offered Securities, will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The Class A Ordinary Shares have been duly authorized for listing on The Nasdaq Global Market, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not, in the foreseeable future, continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof, the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, will, on the Closing Date, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors will, on the Closing Date, have at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on The Nasdaq Global Market.

(k) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 200 E. Robinson Street, Suite 295 Orlando, FL 32801, Attention: Ying Cui, President and Chief Executive Officer: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, bi-annual financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its shares.

(l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package, and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that is bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) Lock-up. All officers, directors, and principal stockholders (defined as owners of at least five percent (5%)) who or that own any of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares of the Company) listed on Schedule D hereto as of the Effective Date shall agree in writing, substantially in the form of Exhibit A hereto, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company for a period of six(6) months from the Effective Date.

SECTION 4. Payment of Fees and Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement expires or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) incurred by the Representative in an aggregate amount not to exceed $100,000 (inclusive of the Advance as defined below), provided that any expense over $5,000 shall require prior written or email approval of the Company, (ii) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs, if any), (iii) all fees and expenses of the clearing firm, registrar and transfer agent of the Offered Securities, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, any Agreement Among Underwriters, any Selected Dealer Agreement, and (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions.

(b) Upon the termination of this Agreement, the Company shall reimburse the Representative for the full amount of its actual accountable expenses incurred up to and including the date of termination, and, incompliance with FINRA Rule 5110(g)(5)(B), the Representative shall be entitled to the compensation commensurate with that set forth under Sections 2(f), 2(g), 4 and 7 if the Company completes an offering with a party introduced to the Company by the Representative regarding an offering prior to such termination (collectively, the “Identified Party”) during the three (3) month period following the termination of this Agreement.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities as provided herein on the Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date , as applicable:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date, in the reasonable judgment of the Representative, there shall not have occurred any Material Adverse Change to the Company or any of its Subsidiaries.

(d) Chief Financial Officer’s Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States or elsewhere and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States or elsewhere; and

(iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Class A Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Class A Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Class A Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Change.

(f) Chief Financial Officer’s Certificate. On the Closing Date, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated such Closing Date, as the case may be, respectively, certifying: (i) that each of the Company’s certificate of incorporation and Amended and Restated Memorandum and Articles of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ articles of association, memorandum of association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; (iv) as to the incumbency of the officers of the Company; and (v) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate.

(g) Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Closing Date.

(h) Reserved.

(i) Exchange Listing. The Offered Securities to be delivered on the Closing Date shall have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date, the Representative shall have received:

(i)	the favorable opinion of Ortoli Rosenstadt LLP, counsel to the Company, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative and a negative assurance letter, addressed to the Representative on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representative;

(ii)	the favorable opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel to the Company, addressed to the Representative for the benefit of the Underwriters, in form and substance reasonably satisfactory to the Representative.

The Underwriters and their counsel shall rely on the opinions of (i) Mourant Ozannes (Cayman) LLP, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation and validity of the Offered Securities, (ii) Ortoli Rosenstadt LLP, filed as Exhibit 5.2 to the Registration Statement as well as the opinions delivered on the Closing Date pursuant to this Section.

(k) Additional Documents. On or before the Closing Date, the Representative, and counsel for the Representative shall have received such information, documents, and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7. [Reserved].

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any United Kingdom, U.S. federal, France, PRC, Hong Kong SAR, Australia, British Virgin Islands or Cayman Islands authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of Securities, (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, (v) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (vi) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $100,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering of the Offered Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arms-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering of the Offered Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Offered Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations to Survive Delivery; Third-Party Beneficiaries. The respective agreements, representations, warranties, and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. Each investor shall be a third-party beneficiary with respect to the representations, warranties, covenants, and agreements of the Company set forth herein.

SECTION 11. [RESERVED].

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, or emailed to the parties hereto as follows:

If to the Underwriters:

AC Sunshine Securities LLC. 200 E. Robinson Street, Suite 295 Orlando, FL 32801
Attn: Dr. Ying Cui
Email: ycui@acsunshine.com

With a copy (which shall not constitute notice) to:

Focus Law
4501 E. La Palma Ave., Suite 230
Anaheim, CA 92807
Attn: Tony T. Liu, Esq.
Email: team@focuslawla.com
If to the Company:

Anbio Biotechnology
Wilhelm Gutbrod Str 21B, 60437
Frankfurt am Main,
Germany
Attn: Michael Lau, Chief Executive Officer
Email: contact@anbiogroup.com

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor New York, NY 10017
Attn: Jason Ye, Esq.
Email: jye@orllp.legal

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of their respective employees, officers, and directors and controlling persons within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 16. Consent to Jurisdiction. No legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted, or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of the venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The official language of this Agreement is English and the parties agree that it shall be governed by the meanings of and interpreted in the English language.

`SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, and is fully informed regarding said provisions.

The respective representations, warranties, and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offered Securities and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offered Securities from the Underwriters merely because of such purchase.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ANBIO BIOTECHNOLOGY

By:
Name:	Michael Lau
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

AC Sunshine Securities LLC.

By:
Name:	Dr. Ying Cui
Title:	President

SCHEDULE A

Underwriter	Number of Firm Shares
AC Sunshine Securities LLC.	[●	]
[ ]	[●	]

Total	[●	]

SCHEDULE B

Issuer Free Writing Prospectus

SCHEDULE C

Pricing Information

Number of Firm Shares: [●]

Public Offering Price per Class A Ordinary Share: $[●]

Underwriting Discount per Class A Ordinary Share: $[●]

Proceeds to Company per Class A Ordinary Share (before expenses): $[●]

SCHEDULE D

Lock-Up Parties

Directors and Executive Officers:

■	Michael Lau

■	Suki Song

■	Chris Tian

■	Cany Xu

■	Nancy Hartzler

■	Kenneth Li

■	David Hsu

SCHEDULE E

Subsidiaries of Anbio Biotechnology

Subsidiaries	Jurisdiction of Incorporation or Organization
Anbio Biotechnology	France
Anbio Biotechnology Limited	United Kingdom
Anbio Biotechnology Limited	Hong Kong SAR
Anbio Biotechnology Limited	British Virgin Islands
Anbio Biotechnology Pty Ltd.	Australia
AnBai (Beijing) Biomedical Technology Limited	PRC
AnBiAo Biotechnology (Xiamen) Limited	PRC
Beijing AnBiAo Biotechnology Limited	PRC
LoviWell Inc.	British Virgin Islands
LoviWell Inc.	State of Delaware
PharVac Limited	British Virgin Islands
PharVac Inc.	State of Delaware

EXHIBIT A

Form of Lock-Up Agreement

_______________, 20252

AC Sunshine Securities LLC.

200 E. Robinson Street, Suite 295

Orlando, FL 32801

Re: Anbio Biotechnology — Initial Public Offering

Ladies and Gentlemen:

The undersigned, an officer, director, and/or holder of Class A Ordinary Shares (the “Class A Ordinary Shares”), or rights to acquire Class A Ordinary Shares (the “Shares”) of Anbio Biotechnology (the “Company”), understands that you are the representative (the “Representative”) of several underwriters (collectively, the “Underwriters”), named or to be named in the final form of Schedule A to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”) pursuant to a registration statement filed or to be filed (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the Undersigned will not, during the period commencing on the date of this Lock-up Agreement and continuing and including the date that is six (6) months from the effective date (the “Effective Date”) of the Registration Statement (the “Lock-Up Period”), unless otherwise provided herein, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the Undersigned on the date of closing of the Public Offering or acquired by the Undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to (a) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, by the Undersigned of options or warrants to purchase Shares or other equity awards pursuant to any share incentive or award plan or share purchase plan of the Company; provided that any Shares received by the Undersigned upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any Transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any Transfer of Shares acquired in open market transactions following the closing of the Public Offering, provided the Transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the Transfer of the Undersigned’s Shares or any security convertible into or exercisable or exchangeable for Class A Ordinary Shares to the Company in connection with the termination of the Undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Undersigned ceases to provide services to the Company, and after such 45th day, if the Undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of Class A Ordinary Shares during the Lock-Up Period, the Undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the Undersigned’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on Transfer set forth in this Lock-Up Agreement, or (f) the Transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Class A Ordinary Shares involving a change of control (as defined below), provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this Lock-Up Agreement, “change of control” means any bona fide third party tender offer, merger, consolidation, or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company (or the surviving entity).

[2]	Pricing date

In addition, the Undersigned further agrees that, except for the Registration Statement or any registration statement on Form S-8, during the Lock-Up Period, the Undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure documents, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned, or (b) exercise any rights the Undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned.

In furtherance of the Undersigned’s obligations hereunder, the Undersigned hereby authorizes the Company during the Lock-Up Period to cause the transfer agent for the Relevant Securities to decline to Transfer, and to note stop transfer restrictions on the register of members and other records relating to, Relevant Securities for which the Undersigned is the record owner and the Transfer of which would be a violation of this Lock-Up Agreement and, in the case of the Relevant Securities for which the Undersigned is the beneficial owner but not the record owner, the Undersigned agrees that during the Lock-Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer and to note stop transfer restrictions on the register of members and other records relating to such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing or anything contained herein to the contrary, the Undersigned may transfer the Undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)	To any immediate family member of the Undersigned, or to any trust, partnership, limited liability company, or other legal entity commonly used for estate planning purposes which are established for the direct or indirect benefit of the Undersigned or a member or members of the immediate family of the Undersigned;

(iii)	if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust, or other business entity that is a direct or indirect Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Undersigned, (2) to partners, limited liability company members, shareholders or stockholders of the Undersigned or holders of similar equity interests in the Undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the Undersigned or any other change of control of the Undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

(iv)	if the Undersigned is a trust, to the trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)	the withholder of Shares by, or surrender of Shares to, the Company pursuant to a “net” or “cashless” exercise or settlement feature to cover taxes due upon or the consideration required in connection with the exercise of securities issued under an equity incentive plan or share purchase plan of the Company;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than the first cousin.

If the Undersigned is an officer or director of the Company, (i) the Representative agrees that at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Shares, the Representative will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The Undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the Undersigned is not a natural person) and constitutes the legal, valid, and binding obligation of the Undersigned, enforceable in accordance with its terms. Upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the Undersigned shall be binding upon the successors and assigns of the Undersigned from the date of this Lock-Up Agreement.

This Agreement shall be delivered to the Representative prior to the execution of the Underwriting Agreement and shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of Class A Ordinary Shares, (3) the withdrawal of the Registration Statement, or (4) the termination of the Offering prior to the sale of Class A Ordinary Shares.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature Page Follows]

Very truly yours,

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):

[Signature page to lock-up agreement]